Exhibit 10.1

SECOND AMENDMENT TO LEASE

This SECOND AMENDMENT TO LEASE (this “Amendment”) is dated and made effective as of August 26, 2013 (the “Effective Date”) by and between the MICHIGAN LAND BANK FAST TRACK AUTHORITY (“Landlord”) and ESPERION THERAPEUTICS, INC. (“Tenant”) (collectively the “Parties”).

R E C I T A L S

A.                                    Landlord and Tenant are parties to that certain lease dated October 2, 2008, as amended by that certain First Amendment to Lease, dated November 15, 2011, and that certain letter agreement dated March 29, 2013 (as so amended, the “Lease”) of certain premises consisting of 9,730 rentable square feet of space known as Lab B and Office B (the “Premises”) and the Vivarium space in the building (the “Building”) located at 46701 Commerce Center Drive, Plymouth, Michigan  (the “Property”).

B.                                    On November 14, 2012, the original Landlord, Michigan Life Sciences and Innovation Center, LLC, assigned the Lease to the Michigan Land Bank Fast Track Authority.

C.                                    Landlord and Tenant wish to amend the Lease to (i) extend the Term of the Lease, and (ii) amend certain other terms of the Lease.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby mutually acknowledged, Landlord and Tenant agree as follows:

1.                                      Capitalized Terms.  Unless otherwise defined herein, all capitalized terms used in this Amendment shall have the meanings ascribed to them in the Lease, and all references in the Lease to the “Lease” or “this Lease” or “herein” or “hereunder” or similar terms or to any section thereof shall mean the Lease, or such section thereof, as amended by this Amendment.

2.                                      Landlord.  The term “Landlord” in Article I — Fundamental Lease Provisions is changed from “Michigan Life Sciences and Innovation Center, LLC” to “Michigan Land Bank Fast Track Authority.”  The term “Landlord’s Address” is changed from “203 South Division, Suite 430, Ann Arbor Michigan 48104” to “MEDC, Attn: Paula Sorrell, 300 N. Washington Square, Lansing, Michigan 48913.”

3.                                      Initial Term.  The Initial Term is hereby extended from the current expiration date of October 2, 2013 to April 30, 2014.  Such extension shall be upon all of the current terms and conditions of the Lease, as so amended.  The Base Rent currently being paid shall continue during this extended time.

4.                                      Option to Extend.  Section 2.2(b) of the Lease is hereby further amended to extend the date by which Tenant must notify Landlord of its intent to exercise the option to extend from July 1, 2013 to November 1, 2013.

5.                                      Vivarium Space.  The Vivarium space was added to the Lease by the First Amendment to Lease.  The Tenant has provided notice of its intent to terminate the lease of this space effective July 31, 2013.  The Landlord accepts this termination, rent for the Vivarium space will no longer be due after July 31, 2013, the Vivarium space will no longer be a part of the Leased Premises after July 31, 2013, and Tenant shall remove any and all of its equipment and other personal property from the Vivarium space by July 31, 2013.  If the Tenant’s equipment and other personal property is not removed by July 31, 2013, then Tenant shall pay Landlord pro rata monthly rent, in accordance with the First Amendment to Lease, for every day the equipment and other personal property remains in the Vivarium space.  Tenant shall provide Landlord with written confirmation of the date its equipment and other personal property has been removed from the Vivarium space within three (3) business days of such date.

6.                                      Ratification.  Except as expressly modified by this Amendment, the Lease shall remain in full force and effect, and as further modified by this Amendment, is expressly ratified and confirmed by the parties hereto.  This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, subject to the provisions of the Lease regarding assignment and subletting.

7.                                      Integration.  This Amendment constitutes the entire Amendment between the Parties and supersedes all prior and contemporaneous agreements or understandings, whether written or oral, between the Parties with respect to the subject matter hereof.

8.                                      Governing Law.  This Amendment shall be governed and construed in accordance with the laws of the State of Michigan.

9.                                      Counterparts and Authority. This Amendment may be executed in multiple counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same document. Landlord and Tenant each warrant to the other that the person or persons executing this Amendment on its behalf has or have authority to do so and that such execution has fully obligated and bound such party to all terms and provisions of this Amendment.

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IN WITNESS WHEREOF, the undersigned executed this Amendment as of the date and year first written above.

LANDLORD:

MICHIGAN LAND BANK FAST TRACK AUTHORITY

By:	/s/ Kim Homan
Name:	Kim Homan
Title:	Executive Director

TENANT:
ESPERION THERAPEUTICS, INC.

By:	/s/ Tim Mayleben
Name:	Tim Mayleben
Title:	President & CEO